Exhibit 99.1

Molson Coors Announces Leadership Appointments to Take Effect Upon Close of MillerCoors Acquisition

Creating New Roles for Chief Growth Officer and Chief People and Diversity Officer

DENVER & MONTREAL – July 25, 2016 - Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) (“Molson Coors” or “the Company”) today announced that it has made a number of new leadership appointments that will take effect upon the close of the MillerCoors acquisition, which is expected before the end of the year.

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Kandy Anand, the current President and CEO of Molson Coors International, will be appointed to the newly created role of Chief Growth Officer for Molson Coors, responsible for leading the Company’s global commercial excellence strategy, including global brand development and corporate strategy.

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Michelle Nettles, the current Chief People Officer for MillerCoors, will be appointed to the newly created role of Chief People and Diversity Officer for Molson Coors, responsible for building a strong, diverse and efficient global team that supports the Company’s business objectives.

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Stewart Glendinning, the current President and CEO of Molson Coors Canada, will be appointed as the new President and CEO of Molson Coors International and will be responsible for accelerating the growth of the Company’s expanded international business with the addition of the Miller brands globally.

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Frederic Landtmeters, the current Managing Director of Molson Coors UK and Ireland, will be appointed as the new President and CEO of Molson Coors Canada and will be responsible for continuing the transformation of that business in order to reignite growth.

The Executive Leadership Team (ELT) for Molson Coors upon close of the transaction will be as follows:

Mark Hunter         President and CEO
Kandy Anand        Chief Growth Officer
Simon Cox        President and CEO, Europe
Brenda Davis        Chief Integration Officer
Stewart Glendinning    President and CEO, International
Gavin Hattersley     President and CEO, USA
Frederic Landtmeters    President and CEO, Canada

Exhibit 99.1

Michelle Nettles     Chief People and Diversity Officer
Mauricio Restrepo    Chief Financial Officer
Sam Walker        Chief Legal and Corporate Affairs Officer
Celso White        Chief Supply Chain Officer

Mark Hunter, President and Chief Executive Officer of Molson Coors stated, “As we prepare for our first day as a stronger, combined organization, with an ambition to be First Choice for our consumers and customers, we have a unique opportunity to build our new leadership team in a way that leverages the deep bench of talent in both companies. Our growth as a business is underpinned by a relentless focus on leadership, diversity and talent development at all levels within Molson Coors, including the ELT. I am confident that this team will successfully lead our transformation into a stronger, more effective competitor with enhanced commercial capabilities to drive top-line growth, as well as deliver value for our consumers, customers, partners and shareholders alike.”

In addition to the new leadership appointments, the Company announced that, effective January 1, 2017, Molson Coors International’s export and license business in Europe will be transferred to Molson Coors Europe and that MillerCoors’ business in Puerto Rico will be transferred to Molson Coors International.

About Molson Coors
Molson Coors Brewing Company is a leading global brewer delivering extraordinary brands that delight the world's beer drinkers. It brews, markets and sells a portfolio of leading brands such as Coors Light, Molson Canadian, Carling, Staropramen and Blue Moon across The Americas, Europe and Asia. It operates in Canada through Molson Coors Canada; in the US through MillerCoors; across Europe through Molson Coors Europe; and outside these core markets through Molson Coors International. The Company is the only alcohol producer currently recognized for world class sustainability performance through the Dow Jones Sustainability Index. It was listed on the World Index for the past four years and named global Beverage Sector Leader in 2012 and 2013. Molson Coors is constantly looking for ways to improve its Beer Print. For more information on Molson Coors Brewing Company visit the company's website, http://molsoncoors.com or http://ourbeerprint.com.

Molson Coors Contacts

Investor Relations:
Dave Dunnewald
303-927-2334

Media:
Colin Wheeler
Molson Coors
303-927-2443

Exhibit 99.1

Forward Looking Statement
This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully close, finance and integrate the acquisition of MillerCoors; our ability to achieve expected tax benefits, accretion and cost synergies; our ability to obtain necessary regulatory approvals for the acquisition of MillerCoors; impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K, which is incorporated by reference therein. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.